EXHIBIT 1.3

                                                                  FILED
                                                              April 21, 1999
                                                       JAMES A. DiELEUTERIO, JR
                                                             STATE TREASURER


         CERTIFICATE OF AMENDMENT TO THE CERTIFICATION OF INCORPORATION

                                       OF

                            R-TEC TECHNOLOGIES, INC.


Federal Employer Identification No. 22-3615979

         Pursuant to the provision of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

1.       The name of the corporation is: R-Tec Technologies, Inc.

2. The following amendment to the Certification of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 18th day of April, 1999:

         RESOLVED, that Article Fourth, the aggregate number of shares which the corporation shall have authority to issue shall be amended to fifty (50) million shares with par value of .00001.

3. The number of shares outstanding at the time of the adoption of the amendment was 15,000,000. The total number of shares entitled to vote thereon was 15,000,000.

4. The number of shares voting for and against such amendment is as follows:

           Number of Shares                               Number of Shares
         Voting for Amendment                        Voting against Amendment
         --------------------                        ------------------------
             15,000,000                                         - 0 -

5. The effective date of this Amendment to the Certificate of Incorporation shall be the date of filing.

Dated this 18th day of April, 1999.


                                            R-TEC TECHNOLOGIES, INC.

                                            By:/s/_________________________
                                                     MARC M. SCOLA
                                                     VICE PRESIDENT AND
                                                     GENERAL COUNSEL